Exhibit 24

POWERS OF ATTORNEY

Each of the undersigned directors and officers of Oak Hill Financial, Inc. (the “Corporation”) whose signature appears below hereby appoints John D. Kidd, R. E. Coffman, Jr. or Dale B. Shafer or either of them, as his attorney-in-fact to sign, in his name and on behalf of and in any and all capacities stated below, and to cause to be filed with the SEC, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2005, and likewise to sign and file any amendments, post-effective amendments, to the Annual Report, hereby granting unto such attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person. Hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact of his substitute may do by virtue hereof.

IN WITENESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of February 20, 2007.

SIGNATURE	TITLE

/s/ John D. Kidd	Chairman and Director
John D. Kidd

/s/ R. E. Coffman, Jr.	President, Chief Executive Officer and
R. E. Coffman, Jr.	Director (Principal Executive Officer)

/s/ David G. Ratz	Chief Administrative Officer
David G. Ratz

/s/ Dale B. Shafer	Interim Chief Financial Officer, Secretary
Dale B. Shafer	and Treasurer (Principal Financial and Accounting Officer)

/s/ D. Bruce Knox	Chief Information Officer
D. Bruce Knox

/s/ Miles R. Armentrout	Chief Lending Officer
Miles R. Armentrout

/s/ Scott J. Hinsch, Jr.	Vice President
Scott J. Hinsch, Jr.

/s/ Candice R. DeClark-Peace	Director
Candice R. DeClark-Peace

/s/ Barry M. Dorsey	Director
Barry M. Dorsey, Ed.D.

/s/ Donald R. Seigneur	Director
Donald R. Seigneur

Exhibit 24 (continued)

POWERS OF ATTORNEY

Each of the undersigned directors and officers of Oak Hill Financial, Inc. (the “Corporation”) whose signature appears below hereby appoints John D. Kidd, R. E. Coffman, Jr. or Dale B. Shafer or either of them, as his attorney-in-fact to sign, in his name and on behalf of and in any and all capacities stated below, and to cause to be filed with the SEC, the Corporation’s Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2005, and likewise to sign and file any amendments, post-effective amendments, to the Annual Report, hereby granting unto such attorneys and each of them full power and authority to do and perform in the name and on behalf of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as the undersigned could or might do in person. Hereby granting to such attorney-in-fact full power of substitution and revocation, and hereby ratifying all that such attorney-in-fact of his substitute may do by virtue hereof.

IN WITENESS WHEREOF, the undersigned have executed this Power of Attorney in counterparts if necessary, effective as of February 20, 2007.

SIGNATURE	TITLE

/s/ William S. Siders	Director
William S. Siders

/s/ H. Grant Stephenson	Director
H. Grant Stephenson

/s/ Neil S Strawser	Director
Neil S. Strawser

/s/ Donald P. Wood	Director
Donald P. Wood